STOCK PURCHASE AGREEMENT
BETWEEN
EGPI FIRECREEK, INC.
AND
THE STOCKHOLDERS OF REDQUARTZ LTD.

THIS STOCK PURCHASE AGREEMENT (the “AGREEMENT”) is dated March 3, 2010, by and among EGPI FIRECREEK, INC., a Nevada corporation (“EGPI”) and the stockholders of REDQUARTZ, LTD set forth on Schedule A  (the “Sellers” or “Company”).

WHEREAS, the Sellers are the owners of all of the issued and outstanding shares of common stock, par value $0.01per share (the “Company Common Stock”) of REDQUARTZ, LTD a company formed and exisiting under the laws of the country of Ireland (the “Company”); and EGPI Firecreek Inc.

WHEREAS, the Sellers desire to sell to EGPI and EGPI desires to purchase from the Sellers all of said shares of the Company Common Stock;

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the Sellers and EGPI agree as follows:

1.
Sale of the Company Common Stock.  Upon the terms and conditions set forth in this Agreement, the Sellers shall sell, assign, and transfer to EGPI at the closing of this Agreement (the “Closing”), free and clear of all liens and encumbrances and EGPI, upon the basis of the covenants, warranties and representations of the Sellers set forth herein, shall purchase from the Sellers at the Closing all of said shares of the Company Common Stock owned by the Sellers.

2.
Purchase Price.  Subject to the terms of this Agreement and in reliance on the representations and warranties of the Sellers, EGPI shall purchase the Company Common Stock, and in full consideration therefore, shall pay the Sellers at the Closing the consideration described in Schedule B.

3.
Representations and Warranties of the Sellers.  Where a representation contained in this Agreement is qualified by the phrase “to the best knowledge of the Sellers” (or words of similar import), such expression means that, after having conducted a due diligence review, the Sellers believe the statement to be true, accurate, and complete in all material respects.  Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known.  The Sellers represent and warrant to EGPI as follows:

(a)    Power and Authority.  The Sellers have full power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively the “Other Agreements”).

(b)   Binding Effect.  Upon execution and delivery by the Sellers, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of the Sellers, enforceable against the Sellers in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)    Effect.  Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by the Sellers of their obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation or Bylaws of the Company or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of the Company or necessary for the operation of the Company’s business (the “Business”) following the Closing or any other material contract, commitment, or other obligation to which the Company is a party, or create or result in the creation of any encumbrance on any of the property of the Company.  Except as otherwise disclosed to EGPI before the date of this Agreement and disclosed on Schedule 3(c) attached hereto, the Company is not in violation of its Articles of Incorporation, its Bylaws, or of any indebtedness, mortgage, contract, lease, or other agreement or commitment.

(d)   No Consents.  No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing Date, be obtained or made by the Sellers prior to the Closing Date to authorize the execution, delivery and performance by the Sellers of this Agreement or the Other Agreements.

(e)    Capitalization.  The Company is authorized by its Articles of Incorporation to issue 100,000 shares of the Company Common Stock.  As of the date of this Agreement, there are 100,000 shares of the Company Common Stock duly and validly issued and outstanding, fully paid, and non-assessable.  There are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the Company Common Stock or other securities or entitling anyone to acquire the Company Common Stock or other securities of the Company.

(f)    Company Common Stock Ownership.  The Sellers have good, absolute, and marketable title to 100,000 shares of the Company Common Stock as described herein, which constitute 100 percent of the issued and outstanding shares of the Company Common Stock.  The Sellers have the complete and unrestricted right, power and authority to sell their shares of the Company Common Stock pursuant to this Agreement.  The delivery of the Company Common Stock as herein contemplated will vest in EGPI good, absolute and marketable title to the shares of the Company Common Stock as described herein, free and clear of all liens, claims, encumbrances, and restrictions of every kind.

(g)   Company Subsidiaries.  The Company has no subsidiaries.

(h)   Employees.  On the date of this Agreement, the Company has 0 employees.

(i)    Financial Statement.  The Sellers have furnished EGPI an audited balance sheet of the Company as of December 31, 2009 and the related statement of income and retained earnings for the period covered thereby, and unaudited balance sheet of the Company as of December 31, 2009 and the related statement of income and retained earnings for the period covered thereby (collectively, the “Financial Statement”).  The Financial Statement (i) is in accordance with the books and records of the Company; (ii) fairly presents the financial condition of the Company at such dates and the results of its operations for the periods therein specified; (iii) was prepared in accordance with Internationally generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and (iv) with respect to all contracts and commitments of the Company, reflects adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income.  Specifically, but not by way of limitation, the Financial Statement discloses all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of the Company on the dates therein specified (except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles).

(j)     Tax Returns and Audits.  As of the date of this Agreement, the Company has duly filed all federal, state, and local tax returns as required to be filed by it (including, but not limited to, all payroll or other employment related tax returns), and has paid all federal, state and local taxes, including, but not limited to all payroll and employment taxes, required to be paid with respect to the periods covered by such returns.  The Company has not been delinquent in the payment of any tax, assessment, or governmental charge, and has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the statute of limitations on the assessment or collection of any tax.

(k)    Litigation.  Other than as reflected on Schedule 3(m) attached hereto, the Company has disclosed all litigation, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending, threatened, or in prospect (or any basis therefore known to the Sellers) with respect to the Company, or any of its Business, properties, or assets prior to the execution of this Agreement.  The Company is not affected by any present or threatened strike or other labor disturbance or, to the knowledge of the Sellers, is any union attempting to represent any employee of the Company as collective bargaining agent.  The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor are the Sellers or the Company required to take any action in order to avoid such a violation or default.

(l)     Compliance with Laws and Regulations.  Except as otherwise disclosed in Schedule 3(n) attached hereto, to the knowledge of the Sellers, the Company is in material compliance, with all laws, ordinances, codes, restrictions, regulations (environmental and otherwise) and other legal requirements applicable to the conduct of the Business, the noncompliance with which would be likely to have a material adverse effect on the Business; and there are no lawsuits or proceedings pending or, to their knowledge, threatened with respect to the foregoing.

(m)   No Defaults.  Other than as reflected on Schedule 3(o) attached hereto, to the knowledge of the Sellers, the Company is not in default under any provision, of any lease, contract, commitment, obligation, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on the Business.

(n)   Properties.  The Company has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, other than as shown on the Financial Statement, including, but not limited to a tax lien for unpaid real estate taxes.  Moreover:

(i)           No real property owned, leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Sellers will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or their ownership, leasing, licensing, or use of that real property in the Business in which the Company is now engaged or the business in which it contemplates engaging.

(ii)          The real and other properties and assets owned, leased, or licensed by the Company constitute all such properties and assets which are necessary to the business of the Company as presently conducted or as it contemplates conducting.

(o)   Compliance with the Environmental Laws.  Except as otherwise disclosed on Schedule 3(s) attached hereto, to the knowledge of the Sellers, the Company has not violated and is not in violation of the Federal Clean Air Act (42 U.S.C. 7401, et seq.), Federal Water Pollution Control Act (33 U.S.C. 1251, et seq.), the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901, et seq.), the Federal Comprehensive the Environmental Responsibility, Clean Up and Liability Act of 1980 (42 U.S.C. 9601, et seq.), the Federal Toxic Substance Control Act of 1976 (15 U.S.C. 2601, et seq.) or any state or local laws or ordinances regulating the subjects covered by the federal statutes identified above, including rules and regulations thereunder.  Prior to the Closing Date, the Company either directed, participated in and/or authorized that studies of the environmental status of the Company’s properties and operations of the Business be prepared, which studies are listed or otherwise described in Schedule 3(s) hereto (collectively the “Studies”).  The Studies, as well as those other matters, correspondence, reports and the like disclosed in Schedule 3(s) hereto, have been delivered to EGPI and EGPI’s counsel and environmental consultants and are incorporated herein by reference as though set out herein.  The Sellers will hold EGPI harmless from any obligations, including fines or penalties, if any, which may be assessed by any governmental agency, but excluding damages, (i) that arose or may arise solely from operations by the Company through the Closing Date, (ii) that arose or may arise solely from operations by the Company prior to the Closing Date at sites other than at its locations, and (iii) with respect to all off site disposal by the Company prior to the Closing Date.

(p)   Schedule of Assets.  As disclosed on Schedule 3(y) attached hereto, is a schedule of assets owned by the Company containing (i) a true and complete listing of all property owned by the Company; (ii) a true and complete legal description of all real properties in which the Company has a leasehold interest, together with a description of each indenture, lease, sublease, or other instrument under which the Company claims or holds such leasehold interest, each of which is a good and valid leasehold interest, and all of which are in effect and enforceable according to their respective terms; (iii) a true and complete list of all patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefore, trade names, copyrights, and copyright registrations and applications therefore owned by the Company; and (iv) as of December 31, 2009 a true and complete list of all accounts receivable of the Company, together with information as to the aging of each such account receivable.  All Assets are being transferred to the seller and all liabilities other than the Shareholders Note Payables are being assumed by the seller.

(q)   Compliance with Law and Other Instruments.  The business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect the Company.

Other than as disclosed on Schedule 3(dd) attached hereto, to the best knowledge of the Sellers, the Company has in all respects performed all obligations required to be performed to date, and is not in material default in any respect under any of the contracts, agreements, leases, documents, or other commitments to which it is a party or otherwise bound or affected.  All parties having material contracts with the Company are in material compliance therewith, and are not in material default thereunder.

(r)    Authority to Sell.  The Sellers have all requisite power and authority to execute, deliver, and perform this Agreement.  All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Sellers.  This Agreement has been duly authorized, executed and delivered by the Sellers; is the legal, valid, and binding obligation of the Sellers; and is enforceable as to it in accordance with its terms subject to any laws relating to bankruptcy or any other similar laws.

No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration of filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance of this Agreement by the Sellers.  No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the articles of incorporation (or other charter document) or bylaws of the Company or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Sellers or the Company or to which any of its operations, business, properties, or assets are subject.

(s)    Records.  The books of account and minute books of the Company are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

(t)    Representations and Warranties True and Complete.  All representations and warranties of the Sellers in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Closing Date.

(u)   No Knowledge of Default.  The Sellers have no knowledge that any representations and warranties of EGPI contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete or that EGPI is in default under any term or provision of this Agreement or the Other Agreements.

(v)   No Untrue Statements.  No representation or warranty by the Sellers in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

(w)   Reliance.  The foregoing representations and warranties are made by the Sellers with the knowledge and expectation that EGPI is placing complete reliance thereon.

4.
Representations and Warranties of EGPI.  Where a representation contained in this Agreement is qualified by the phrase “to the best knowledge of EGPI” (or words of similar import), such expression means that, after having conducted a due diligence review, EGPI believes the statement to be true, accurate, and complete in all material respects.  Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known.  EGPI hereby represents and warrants to the Sellers as follows:

(a)   Power and Authority.  EGPI has full power and authority to execute, deliver and perform this Agreement and the Other Agreements.

(b)   Binding Effect.  Upon execution and delivery by EGPI, this Agreement shall be and constitute the valid, binding and legal obligations of EGPI enforceable against it in accordance with the terms hereof or thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)    SEC Filings.  All filings of EGPI with the Securities and Exchange Commission are available on the EDGAR website maintained by the Securities and Exchange Commission.

5.	Actions of the Company Pending the Closing Date. The Sellers agree that from the date hereof until the Closing Date:

(a)     Operations.  The Sellers will use their best efforts to cause the Company to (i) be operated in keeping with its customary practices and in compliance with all applicable laws, rules and regulations; and (ii) not engage in any transaction or make any commitment or expenditure.

(b)    No Change in Corporate Charter.  No change will be made in the Articles of Incorporation or Bylaws of the Company except as may be first approved in writing by EGPI.

(c)     No Change in Compensation.  No increase will be made in the compensation payable to or to become payable by the Company to any officer, employee, or agent, nor will any bonus payment or arrangement be made by the Company to or with any officer, employee, or agent thereof, except as may be first approved in writing by EGPI.

(d)    No Default.  The Company shall timely pay and/or not suffer any default with respect to any of its contracts, commitments or obligations.  The Company shall also continue to pay as they become due all accounts payable of the Company.

(e)     No Contracts.  No contract or commitment will be entered into by or on behalf of the Company, except as may be first approved in writing by EGPI.

(f)     Banking Relations.  No change will be made affecting the banking and safe deposit arrangements of the Company, except as may be first approved in writing by EGPI.

(g)    Insurance.  The Company shall keep all of its property and assets covered hereby insured in accordance with the present practice, and maintain, preserve and keep all improvements on its properties, all equipment, machinery and other personal property covered hereby in reasonably good condition and state of repair, reasonable wear excepted.

(h)    No Liabilities.  The Company shall not issue nor sell any of its stock, bonds, notes, or other corporate securities, nor incur any obligation or liability except current liabilities incurred in the ordinary course of business, nor mortgage, pledge, grant security interests covering, or additionally subject to lien or encumbrance any of its properties except as may be first approved in writing by EGPI.

(i)      Reduction of Assets.  The Company shall not reduce any of its assets from what is reflected on the Schedule of Assets to be furnished to EGPI as described in Schedule 3(y) hereof.

(j)      Access to Records.  The Sellers shall cause the Company to afford EGPI and their attorneys, accountants, investment bankers and other representative’s access, during normal business, to all of its business operations, properties, books, files, and records, and will cooperate in their examination thereof.  No such examination, however, shall constitute a waiver or relinquishment by EGPI of their right to rely upon covenants, representations, and warranties of the Sellers made herein or pursuant hereto.  Until the Closing Date or the termination of this Agreement, whichever shall occur first, and after the termination of this Agreement in the event this Agreement does not close, EGPI will hold in confidence all information so obtained by EGPI as a result of such examination.

(k)     Compliance.  The Sellers shall cause the Company and its officers and employees to comply with all applicable provisions of this Agreement.

6.
Conditions Precedent to Obligations of EGPI.  All obligations of EGPI under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of the following conditions which must be satisfied as herein specified.  In connection with any item to be furnished by the Sellers prior to the Closing Date to EGPI under this Paragraph 6, each such item shall be furnished within five days from the date hereof, and EGPI, as well as the counsel of EGPI, must be reasonably satisfied with any such item within 10 days after receipt of any such item.  If EGPI, or the counsel of EGPI, is not reasonably satisfied within 10 days after receipt of any such item to be furnished under this Paragraph 7, then EGPI may, at its sole option, declare that this Agreement is null and void, whereupon no party shall have any liability to the other hereunder or in connection with any other instrument executed in connection with the transactions contemplated herein.  As used herein, the term “reasonably satisfied” shall mean that if any item furnished under this Paragraph 6 is not at material variance with information previously furnished to EGPI or if such item is as specified in this Paragraph 6, then the conditions of this Paragraph 6 shall be deemed to have been satisfied.  Such conditions are as follows:

(a)    Representations and Warranties True at the Closing Date.  The representations and warranties of the Sellers herein shall be deemed to have been made again as of the Closing Date, and then be true and correct, subject to any changes contemplated by this Agreement.  The Sellers shall have performed all of the obligations to be performed by them hereunder on or prior to the Closing Date.

(b)   Proof of Authority.  EGPI’s counsel shall have received evidence reasonably sufficient to such counsel that the Sellers have all requisite authorizations necessary for consummation by the Sellers of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(c)    Deliveries at the Closing Date.  The Sellers shall have delivered to EGPI at the Closing Date all of the documents required to be delivered hereunder.

(d)   Status of Litigation.  With respect to any matters affecting the Company and in litigation as described in Schedule 3(m) attached hereto, EGPI shall have the right to make an independent review of such matters.  If EGPI is not satisfied with such review, then EGPI shall have the option to terminate this Agreement pursuant to the terms of this Paragraph 6. All litigation matters are to be retained by Seller. EGPI Firecreek shall be fully indemnified by Seller of all litigation claims and cases.

(e)    Corporate Records, etc.  The Sellers shall have delivered to EGPI copies of the Articles of Incorporation, Bylaws, minute books, and other corporate governance materials used since the inception of the Company.

(f)    Resignations of Directors and Officers.  The Sellers shall have delivered to EGPI at the Closing the written resignations of all of the directors and officers of the Company.

(g)   Other Matters.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to EGPI and its counsel, whose approval shall not be unreasonably withheld.

7.	Conditions Precedent to Obligations of the Sellers. All obligations of the Sellers under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of the following conditions:

(a)   Representations and Warranties True at Closing Date.  The representations and warranties of EGPI herein shall be deemed to have been made again at the Closing Date, and then be true and correct, subject to any changes contemplated by this Agreement.  EGPI shall have performed all of the obligations to be performed by EGPI hereunder on or prior to the Closing Date.

(b)   Proof of Authority.  Counsel for the Sellers shall have received evidence reasonably sufficient to such counsel that EGPI has all requisite authorizations necessary for consummation by EGPI of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation that might reasonably be expected to result in any such injunction or order is pending.

(c)    No Orders.  There has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(d)   Other Matters.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Sellers and their counsel, whose approval shall not be unreasonably withheld.

8.
The Nature and Survival of Representations, Covenants and Warranties.  All statements and facts contained in any memorandum, certificate, instrument, or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement, shall be deemed representations, covenants and warranties by the parties hereto under this Agreement.  All representations, covenants and warranties of the parties shall survive the Closing Date and all inspections, examinations, or audits on behalf of the parties, shall expire 18 months following the Closing Date.

9.
Indemnification by the Sellers.  The Sellers agrees to indemnify and hold harmless EGPI and/or the Company against and in respect to all damages (as hereinafter defined) up to $3.6 million dollars  Damages, as used herein shall include any claim, salary, wage, action, tax, demand, loss, cost, expense, liability (joint or several), penalty, and other damage, including, without limitation, counsel fees and other costs and expenses reasonably incurred in investigating or attempting to avoid same or in opposition to the imposition thereof, or in enforcing this indemnity, resulting to EGPI and/or the Company from any inaccurate representation made by or on behalf of the Sellers in or pursuant to this Agreement, breach of any of the warranties made by or on behalf of the Sellers in or pursuant to this Agreement, or breach or default in the performance by the Sellers of any of the obligations to be performed by him hereunder.  Hereunder, EGPI shall determine whether EGPI, the Company or both EGPI and the Company are entitled to be indemnified and such determination shall be binding on the Sellers.

Notwithstanding the scope of the Sellers’ representations and warranties herein, or of any individual representation or warranty, or any disclosure to EGPI herein or pursuant hereto, or the definition of damages contained in the preceding sentence, or EGPI’s knowledge of any fact or facts at or prior to the Closing Date, damages shall also include all debts, liabilities, and obligations of any nature whatsoever (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) of the Company, as of the date hereof not reflected in the Financial Statement or any other exhibit furnished hereunder, whether known or unknown by the Sellers; all claims, actions, demands, losses, costs, expenses, and liabilities resulting from any litigation from causes of action arising prior to the Closing Date involving the Company or any stockholders thereof other than the Sellers, whether or not disclosed to EGPI; all claims, actions, demands, losses, costs, expenses, liabilities and penalties resulting from (i) the Company’s infringement or claimed infringement upon or acting adversely to the rights or claimed rights of any person under or in respect to any copyrights, trademarks, trademark rights, patents, patent rights or patent licenses; or (ii) any claim or pending or threatened action with respect to the matters described in clause (i); all claims, actions, demands, losses, costs, expenses, liabilities or penalties resulting from the Company’s failure in any respect to perform any obligation required by it to be performed at or prior to the effective date hereof or at or prior to the Closing Date, or by reason of any default of the Company, at the effective date hereof or at the Closing Date, under any of the contracts, agreements, leases, documents, or other commitments to which it is a party or otherwise bound or affected; and all losses, costs, and expenses (including without limitation all fees and disbursements of counsel) relating to damages.

The Sellers shall reimburse and/or pay on behalf of EGPI and/or the Company on demand for any payment made or required to be made by EGPI and/or the Company at any time after the Closing Date based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions, in respect to the damages to which the foregoing indemnity relates.  EGPI shall give, or EGPI shall cause the Company to give, the Sellers written notice within 30 days after notification of any litigation threatened or instituted against the Company which might constitute the basis of a claim for indemnity by EGPI and/or the Company against the Sellers.

Notwithstanding anything contained in this Agreement to the contrary, the right to indemnification described in this paragraph shall expire 18 months after the Closing Date.

10.
Records of the Company.  For a period of five years following the Closing Date, the books of account and records of the Company pertaining to all periods prior to the Closing Date shall be available for inspection by the Sellers for use in connection with tax audits.

11.
Destruction of Property.  If, on or before the Closing Date, any substantial portion of the fixed assets of the Company shall suffer a loss of fire, flood, tornado, hurricane, riot, accident or other calamity, whether or not insured, to such an extent that in the opinion of EGPI there will be such a delay in repairing or replacing said assets so as to materially affect the future operations of the Company, then EGPI may, at its sole option, terminate this Agreement without cost, expense, or liability to either party.

12.	Default by EGPI. If the Sellers do not default hereunder and EGPI defaults hereunder, the Sellers sole remedy shall be to terminate this Agreement.

13.
Default by the Sellers.  If EGPI does not default hereunder and the Sellers default hereunder, EGPI may elect to terminate this Agreement as well as any other agreement executed by EGPI in connection with the transactions contemplated by this Agreement, including but not limited to any independent nondisclosure agreement or any other independent agreements, whereupon no party shall be liable to the others hereunder, or EGPI may assert any remedy, including specific performance, which EGPI may have by reason of any such default of the Company or the Sellers.  From and after the Closing Date, subject to the terms and provisions hereof, in the event of a breach by any party of the terms of this Agreement or any obligation of a party which survives the Closing Date, the non-defaulting party may assert any remedy, either at law or in equity, to which such non-defaulting party may be entitled.

14.
Cooperation.  The parties hereto will each cooperate with the other, at the other’s request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, disputes with other persons or governmental inquiries or investigations involving the parties hereto or the transactions contemplated hereby.

15.
Further Conveyances and Assurances.  After the Closing Date, the Sellers, the Company, and EGPI will, without further cost or expense to, or consideration of any nature from the other, execute and deliver, or cause to be executed and delivered, to the other, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other may reasonably request as more completely to consummate the transactions contemplated hereby.

16.
Closing Date.  The Closing of the purchase and sale of the Company Common Stock contemplated hereunder (the “Closing”) shall be on or before December 31, 2009, subject to acceleration or postponement from time to time as the parties hereto may mutually agree (the “closing Date”).  The Closing shall be at March 4, 2010 at 2:00 p.m. Eastern time on the Closing Date, unless another hour or place is mutually agreed upon by the parties hereto.

17.	Deliveries on the Closing Date by the Sellers. At the Closing, the Sellers shall deliver the following:

(a)        Certificates representing 100,000 shares of the Company Common Stock, duly endorsed by the Sellers, free and clear of all liens, claims, encumbrances, and restrictions of every kind except for the restrictive legend required by Rule 144 promulgated under the Securities Act.

All documents reflecting any actions taken, received or delivered by the Sellers pursuant to this Paragraph 19 shall be reasonably satisfactory in form and substance to EGPI and its counsel.

18.	Deliveries on the Closing Date by EGPI. At the Closing, EGPI shall deliver the following:

(a)        The Consideration.

(b)        The proof of authority described in Paragraph 7(b) hereof.

(c)         Any other document which may be necessary to carry out the intent of this Agreement.

All documents reflecting any actions taken, received or delivered by EGPI pursuant to this Paragraph 19 shall be reasonably satisfactory in form and substance to the Sellers and their counsel.

19.
No Assignment.  This Agreement shall not be assignable by any party without the prior written consent of the other parties, which consent shall be subject to such party’s sole, absolute and unfettered discretion.

20.
Brokerage.  The parties hereto agree to indemnify and hold harmless each other against, and in respect of, any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated hereby, based in any way on agreements, arrangements, understandings or contracts made by either party with a third party or parties whatsoever.

21.
Mediation and Arbitration.  All disputes arising or related to this Agreement must exclusively be resolved first by mediation with a mediator selected by the parties, with such mediation to be held in Atlanta, Georgia.  If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) Georgia law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in Atlanta, Georgia, and (c) the arbitrator must with the award provide written findings of fact and conclusions of law.  Any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator’s determination of the merits of the controversy.  The exercise of such arbitration rights by any party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights.  An arbitration award may be entered in any court having jurisdiction.

22.
Attorneys’ Fees.  In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the parties hereby covenant and agree that the party who is found to be in breach of this Agreement shall also be liable for all reasonable attorneys’ fees and costs of court incurred by the other parties.  Provided, however, in the event that there has been no breach of this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses (including any fees or disbursements of its counsel, accountants, brokers, investment bankers, and finder’s fees).

23.
Benefit.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

24.
Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to the Sellers, addressed as set forth on Schedule A and if to EGPI, addressed to Mr. Mr. Dennis Alexander, EGPI Firecreek, Inc., 3400 Peachtree Road NE, Suite 111, Atlanta, Georgia 30326, telephone (480) 948-6581, telecopier (480) 443-1403, and e-mail d.alexander@energyproducersinc.net.  Any party hereto may change its address upon 10 days’ written notice to any other party hereto.

25.
Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

26.
Waiver.  No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

27.
Cumulative Rights.  The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

28.
Invalidity.  In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

29.	Time of the Essence. Time is of the essence of this Agreement.

30.
Incorporation by Reference.  The Exhibits and Schedules to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

31.
Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all parties hereto.

32.	Controlling Agreement. In the event of any conflict between the terms of this Agreement or any of the Other Agreements or exhibits referred to herein, the terms of this Agreement shall control.

33.
Press Releases and Public Announcements.  No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

34.
Law Governing; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to any conflicts of laws provisions thereof.  Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for Fulton County, Georgia over any suit, action or proceeding arising out of or relating to this Agreement.  Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

35.
Entire Agreement.  This instrument and the attachments hereto contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

EGPI/FIRECREEK, INC.

/s/Dennis R. Alexander

By
Dennis R. Alexander, Chief Executive Officer

Attachments:

Schedule A	Stockholders of REDQUARTZ LTD
Schedule B	Description of Consideration
Schedule 3(c)	Violations under Documents
Schedule 3(m)	Litigation
Schedule 3(n)	Compliance with Laws and Regulations
Schedule 3(o)	Defaults
Schedule 3(p)	Permits and Approvals
Schedule 3(s)	Compliance with the Environmental Laws
Schedule 3(y)	Assets
Schedule 3(aa)	Labor Matters
Schedule 3(dd)	Contracts in Default

Schedule A

To an Agreement of March 3, 2010

By and Among EGPI and Stockholders of REDQUARTZ, LTD

(“Sellers” or “Company”)

[SELLERS SIGNATURES ATTACHED ON THE FOLLOWING PAGE(S))

Accepted by:

Redquartz, LTD

BY: ______________________
Simon Kelly

BY: ______________________
Patrick Kelly

BY: ______________________
John Kelly

BY: ______________________
Christopher Kelly